Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-95201) of YouthStream Media Networks, Inc. of our report dated May 18, 2006 (except for Note 8, as to which the date is June 26, 2006) relating to the financial statements of YouthStream Media Networks, Inc. as of and for the years ended September 30, 2005 and 2004, included in the Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005.

/s/ WEINBERG & COMPANY, P.A.

Certified Public Accountants
Los Angeles, California
June 29, 2006